                                                            Exhibit h-1

                      NEW ENGLAND ENERGY INCORPORATED
                               Balance Sheet
                             December 31, 1995
                    (Unaudited, Subject to Adjustment)

ASSETS
------
                                        Old Program                 New Program      Combined
                                        -----------                 -----------      --------
Current assets:
 Cash, including temporary cash investments
  of $1,100,000 with affiliated companies $   1,111,190$   21,938 $   1,133,128
 Accounts receivable:
  Affiliated companies:
   - accrued loss to be passed
     on to affiliate                         43,731,259         -    43,731,259
   - from sales of oil                            7,825         -         7,825
   - other                                       80,077       410        80,487
 Prepaid expenses                               342,312         -       342,312
                                         --------------            ------------     --------------
   Total current assets                      45,272,663    22,348    45,295,011
                                         --------------            ------------     --------------
Property at cost:
 Cost of fuel reserves:
  Exploration and development costs:
  Samedan                                   743,923,859         -   743,923,859
  Dorchester                                 67,401,440         -    67,401,440
 Cost of capital                            443,864,191         -   443,864,191
 Other                                       34,282,715         -    34,282,715
                                         --------------            ------------     --------------
                                          1,289,472,205         - 1,289,472,205
  Less-accumulated amortization          (1,032,776,944)        -(1,032,776,944)
                                         --------------            ------------     --------------
 Net cost of fuel reserves                  256,695,261         -   256,695,261

 Work in process - Samedan                    4,053,411         -     4,053,411
                                         --------------            ------------     --------------
  Total property                            260,748,672         -   260,748,672
                                         --------------            ------------     --------------
                                         $  306,021,335            $     22,348     $  306,043,683
                                         ==============            ============     ==============


LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------
Current liabilities:
 Accrued exploration and development costs         $   27,235,429   $          -         $  27,235,429*
 Accounts payable                             1,837,757   249,943     2,087,700
 Accrued interest                               760,256         -       760,256
 Accrued taxes                                1,556,300  (178,854)    1,377,446
                                         --------------            ------------     --------------
  Total current liabilities                  31,389,742    71,089    31,460,831
                                         --------------            ------------     --------------
Deferred income taxes                        91,705,859   (42,800)   91,663,059
                                         --------------            ------------     --------------
Deferred credit                               3,746,500         -     3,746,500
                                         --------------            ------------     --------------
Notes payable to banks under credit agreement         182,000,000             -        182,000,000
                                         --------------            ------------     --------------
Parent company's investment:
 Subordinated notes payable to parent         4,482,24415,743,491    20,225,735
 Common stock, par value $1 per share             2,500         -         2,500
 Paid-in capital                                247,500         -       247,500
 Retained deficit                            (7,553,010)            (15,749,432)    (23,302,442)
                                         --------------            ------------     --------------
  Total parent company's investment          (2,820,766)   (5,941)     (2,826,707)
                                         --------------            ------------     --------------
                                         $  306,021,335            $     22,348     $  306,043,683
                                         ==============            ============     ==============
*Accrued exploration and development costs:
                   Total
                                          (All Samedan)
                                                     -------------

Exploration    $10,307,482
Development     17,599,165
Work in process     25,749
Advance           (696,967)
                                               -----------
                                               $27,235,429
                                               ===========